UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8082	88-0331369
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Matthew R. Middendorf
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Class of		Proposed	Proposed
Securities to be	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Registered	Registered(1)	Price per Unit	Offering Price	Registration Fee
Primary Offering
Common stock or warrants $0.001 Par Value	20,000,000	$0.66 (2)	$13,200,000.00 (2)	$736.56
Secondary Offering
Common stock, $0.001 Par Value	6,989,833	$0.65 (3)	$4,543,391.45 (3)	$253.52 (4)
Total (Primary and Secondary)	26,989,833

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares or warrants registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated in accordance with Rule 457(c) and 457(g)(2) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the high and low sales prices of our common stock on the NYSE Amex Exchange as of July 29, 2009, a date that is within five days prior to the date of the filing of this Registration Statement.

(3)	Estimated in accordance with Rule 457(c) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the high and low sales prices of our common stock on the NYSE Amex Exchange as of September 9, 2009, a date that is within five days prior to the date of the filing of this Registration Statement.

(4)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling security holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 14, 2009
PROSPECTUS
Common Stock and Warrants
     We may from time to time offer and sell up to an aggregate of 20,000,000 securities representing either shares of our common stock, par value $0.001 or warrants to purchase our common stock (collectively, the “Securities”) pursuant to this prospectus. In addition, the selling security holders identified in this prospectus or a supplement hereto may use this prospectus or any prospectus supplement to offer and resell from time to time up to 6,989,833 shares of common stock. We will not receive any proceeds from the sale, if any, of common stock by the selling security holders.
     We and/or the selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. This prospectus describes only the general terms of these securities and the general manner in which we or the selling security holders will offer the securities. The specific terms of any securities will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.
     Our common stock is listed on the NYSE Amex Exchange (“Amex”) under the trading symbol “KAD.” The last reported sale price of our common stock on September 10, 2009 was $0.70 per share.
     Investing in Arcadia Resources, Inc. common stock involves risks. See Risk Factors on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling security holders or any underwriter. You should rely only on the information contained in this prospectus or any related prospectus supplement. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.
The date of this prospectus is September           , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell up to 20,000,000 Securities on terms to be determined at or prior to the time of sale. In addition, this prospectus may be used by the selling security holders named in this prospectus to offer and sell up to 6,989,833 shares of our common stock as described under the heading “Selling Security Holders.”
     This prospectus provides you with a general description of the securities that we and the selling security holders may offer hereunder. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain the specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
     You should rely only on the information contained in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling security holders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in the documents incorporated by reference in this prospectus, or any prospectus supplement, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.
     We make no representation to any purchaser of the securities offered hereby regarding the legality of an investment in the securities by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus, or any prospectus supplement, to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.
     When used in this prospectus, the terms “Arcadia,” “the Company,” “we,” “our,” and “us” refer to Arcadia Resources, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operating rules, copy charges and procedures for the public reference room.
     We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This prospectus does not contain all of the information contained in the Registration Statement. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of a prescribed fee or may be examined without charge at the SEC’s public reference facility in Washington D.C. or copied without charge from its website.
     Our SEC filings are available to the public at no cost over the Internet at www.arcadiahealthcare.com, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning our principal executive office, which is:
Arcadia Resources, Inc.
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
Attention: Corporate Secretary
(317) 569-8234

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, which we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this prospectus by reference:
     (a) our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on July 14, 2009;
     (b) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 13, 2009;
     (c) the description of our common stock contained in our Form 8-A filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating that description.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC’s rules and regulations) subsequent to the date of filing of our Registration Statement of which this prospectus is a part and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.
     Upon written or oral request, we will provide, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:
Arcadia Resources, Inc.
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
Attention: Corporate Secretary
(317) 569-8234

SUMMARY
     This summary highlights some information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors”, and the documents incorporated by reference including our financial statements and related notes contained therein, before investing in our securities.
Our Company
     Arcadia Resources, Inc., a Nevada corporation, together with its wholly-owned subsidiaries, is a national provider of home care, medical staffing, and pharmacy services operating under the service mark Arcadia HealthCare. In May 2009, we disposed of our Home Health Equipment and our industrial staffing businesses. Subsequent to these divestitures, we operate in three reportable business segments: Home Care/Medical Staffing Services, Pharmacy and Catalog. Our corporate headquarters are located in Indianapolis, Indiana. We conduct our business from approximately 70 facilities located in 21 states. We operate pharmacies in Indiana and Minnesota and have customer service centers in Michigan and Indiana.
     Our principal executive offices are located at 9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240. Our telephone number at that location is (317) 569-8234. We maintain a web site at www.arcadiahealthcare.com. The information contained on or accessible through our web site is not part of this prospectus. Our fiscal year ends March 31.
THE OFFERING

Issuer	Arcadia Resources, Inc.

Securities to be offered by the Company	Up to 20,000,000 shares of common stock or warrants to purchase common stock

Securities to be offered by the selling security holders	Up to 6,989,833 shares of common stock

Use of proceeds	We intend to use net proceeds from our sale of the securities covered by this prospectus for general corporate purposes. We will not receive any proceeds from the sale of the shares covered by this prospectus by the selling security holders. See “Use of Proceeds.”

NYSE Amex Exchange (AMEX) symbol	KAD

Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” for a discussion of the risks associated with an investment in our common stock.
     Our common stock is quoted on the NYSE Amex Exchange under the symbol “KAD.” The last reported sale price of our common stock on September 10, 2009 was $0.70 per share.

FORWARD-LOOKING INFORMATION
     We caution you that certain statements contained in this report (including any of our documents incorporated herein by reference), or which are otherwise made by us or on our behalf, are forward-looking statements. Also, documents which we subsequently file with the SEC and are incorporated herein by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our reasonable estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Forward-looking statements speak only as of the date hereof and are not guaranties of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus and our Annual Report on Form 10-K.
     Forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions. Forward-looking statements include words such as “believe,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “seek,” “may,” “can,” “will,” “could,” “should,” “project,” “expect,” “plan,” “predict,” “believe,” “estimate,” “aim,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar forward-looking terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements.
     Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results to differ materially include, but are not limited to (1) our ability to compete with our competitors; (2) our ability to obtain additional debt or equity financing, if necessary, and/or to restructure existing indebtedness, which may be difficult due to our history of operating losses and negative cash flows and the current, on-going credit crisis; (3) the ability of our affiliated agencies to effectively market and sell our services and products; (4) our ability to procure product inventory for resale; (5) our ability to recruit and retain temporary workers for placement with our customers; (6) the timely collection of our accounts receivable especially during the current, on-going economic recession; (7) our ability to attract and retain key management employees; (8) our ability to timely develop new services and products and enhance existing services and products; (9) our ability to execute and implement our growth strategy; (10) the impact of governmental regulations; (11) marketing risks; (12) our ability to adapt to economic, political and regulatory conditions affecting the health care industry; (13) the ability of our management team to successfully pursue our business plan; and (14) other unforeseen events that may impact our business. We disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events
RISK FACTORS
     An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on July 14, 2009, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, filed after such Annual Report. Any of the risks we have described could materially adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Further, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us, or that we currently believe are not material, could also materially adversely affect our business, financial condition or operating results.
USE OF PROCEEDS
     Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of Securities under this prospectus by the Company for general corporate purposes, including repayment or refinancing of debt, the financing of capital expenditures, future acquisitions and additions to our working capital. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of securities by the Company under such prospectus supplement.
     We will not receive any proceeds from the sale of shares of our common stock by the selling security holders. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in connection with sales by them.
     We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants.
DESCRIPTION OF CAPITAL STOCK
     We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of serial preferred stock, par value $0.001.
     Voting. Except as otherwise required by law or our restated articles of incorporation, including any certificate of designations for a series of preferred stock, each holder of common stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Company for the election of directors and on all matters submitted to a vote of our security holders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the security holders and shall decide any question brought before such meeting, unless according to the restated articles of incorporation or by-laws a greater vote is required.
     Dividends. Subject to the preferential rights of the preferred stock, the holders of shares of common stock shall be entitled to receive, when and if declared by our board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.
     Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of common stock shall be entitled, unless otherwise provided by law or our restated articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to security holders ratably in proportion to the number of shares of common stock held by them respectively.
     Other Rights and Restrictions. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common security holders are subject to the rights of the security holders of any series of preferred stock that are issued and outstanding or that we may issue in the future. Upon surrender to us or our transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be our duty to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon our books. Our board of directors is authorized to set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose. We are subject to Sections 78.411 et seq. of the Nevada Revised Statutes regarding business combinations with interested security holders.
     Preferred Stock. We are authorized to issue 5,000,000 shares of serial preferred stock, par value $0.001. Shares of our serial preferred stock are not being offered hereby. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. Each series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise provided in our Amended and Restated Articles of Incorporation, our board of directors has authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative participating, optional and other rights, and the qualifications, limitations, and restrictions, if any, of such series.
     Transfer Agent and Registrar. The transfer agent and registrar for our common stock is National City Bank.
Anti-Takeover Effects of Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation and Amended

and Restated Bylaws
     The following discussion concerns certain provisions of Nevada law, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws that could be viewed as having the effect of discouraging or delaying an attempt to obtain control of our Company.
     Nevada Law
     Sections 78.378 et seq. of the Nevada Revised Statutes govern the acquisition of a controlling interest. This law provides generally that any person or entity that acquires twenty (20%) percent or more of the outstanding voting shares of a Nevada issuing corporation obtains voting rights in the acquired shares as conferred by a resolution of the security holders of the corporation, approved at a special or annual meeting of the security holders. The articles of incorporation or bylaws of a corporation, however, may provide that these provisions do not apply to the corporation or to an acquisition of a controlling interest. We are subject to Section 78.378 et seq. of the Nevada Revised Statutes.
     Sections 78.411 et seq. of the Nevada Revised Statutes govern combinations with interested security holders. These provisions may have an effect of delaying or making it more difficult to effect a change in control of our Company. These provisions preclude an interested security holder (i.e., the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation, or an affiliate or association thereof) and a resident, domestic Nevada corporation from entering into a combination (e.g., a merger, sale, lease, exchange, etc.) unless certain conditions are met. The provisions generally preclude a resident, domestic corporation from engaging in any combination with an interested security holder for three years after the date that the person first became an interested security holder unless the combination or the transaction by which the person first became an interested security holder is approved by the board of directors before the person first became an interested security holder. If approval is not obtained, then after the expiration of the three-year period the business combination may be consummated with the approval of our board of directors or a majority of the voting power held by the disinterested security holders, or if the consideration to be paid by the interested security holder exceeds certain thresholds set forth in the statute. We are subject to Sections 78.411 et seq. of the Nevada Revised Statutes.
     In addition, Sections 92A.300 et seq. of the Nevada Revised Statutes create a right of appraisal for dissenting stockholders. These sections allow stockholders to dissent from certain corporate actions (e.g., certain conversions, mergers, and exchanges), and obtain payment for the fair value of their shares. This right of appraisal could discourage an attempt to take control of our Company by means of any of those corporate actions entitling the stockholders to appraisal rights.
      Amended and Restated Articles of Incorporation and Bylaws
     Preferred Stock. Our Amended and Restated Articles of Incorporation provide that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our security holders in connection with the designation or issuance of any shares of preferred stock unless our board of directors believes that approval is advisable or is required by the rules of the NYSE Amex Exchange or by Nevada law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership or voting power of persons seeking to obtain control of our Company.
     Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms: Class A, whose term will expire at our annual meeting of security holders in 2009, Class B, whose term will expire at our annual meeting of security holders in 2011, and Class C, whose term will expire at our annual meeting of security holders in 2010. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of security holders after their election.
     Our Amended and Restated Bylaws provide that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the stockholders at any regular or special meeting, or at any adjourned meeting, or by the affirmative vote of a majority of the remaining directors. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least 70 percent of the voting power of the issued and outstanding stock entitled to vote.
     These provisions would preclude a third party from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, absent director removals for cause, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our Company.
     Amendments. Under Section 78.390 of the Nevada Revised Statutes, the affirmative vote of the holders of at least a majority of the voting power is required to amend provisions of our restated articles of incorporation relating to security holder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by security holders; the filling of vacancies on our board of directors; and the removal of directors. Our Amended and Restated Bylaws further provide that most provisions of our Amended and Restated Bylaws may be amended either by the affirmative vote of the whole board of directors or by the affirmative vote of the holders of 70 percent of the voting power of the issued and outstanding stock entitled to vote. However, certain provisions of our Amended and Restated Bylaws may be amended only by the affirmative vote of the holders of 70 percent of the voting power of the issued and outstanding stock entitled to vote.
Limitation on Liability and Indemnification of Officers and Directors
     Under Section 78.7502 of the Nevada Revised Statutes, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Amended and Restated Articles of Incorporation provide that no director or officer of our Company shall be personally liable to our Company or any of our security holders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Articles further provide that any repeal or modification of the articles shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our Company for acts or omissions prior to such repeal or modification. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our common stock. Each series of warrants will be issued under a separate warrant agreement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the price at which and the currency or currencies in which the common stock upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
SELLING SECURITY HOLDERS
     Except as otherwise noted below in the table of selling security holders, the selling security holders identified in this prospectus acquired shares of common stock in conjunction with a debt refinancing transaction exempt from registration on the basis of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.
     On March 25, 2009, the Company entered into a Master Exchange Agreement with JANA Master Fund, Ltd. (“JANA”), Vicis Capital Master Fund (“Vicis”) and LSP Partners, LP (“LSP”) (collectively, the “Lenders”) whereby the Company refinanced the existing $23.9 million due to JANA and Vicis and raised an additional $3.0 million from the Lenders. In conjunction with this transaction, the Master Exchange Agreement provided for the issuance of new shares of common stock to the Lenders as well as for the cancellation or exchange of outstanding warrants. An aggregate of 20,218,777 shares of common stock were issued to the Lenders including 14,162,277 shares issued in exchange for the cancellation or exercise of warrants to purchase 14,784,499 shares of common stock. The shares offered pursuant to this prospectus were issued to the Lenders under the Master Exchange Agreement.
     The following table sets forth certain information, to our knowledge, with respect to the selling security holders as of September 9, 2009 as follows: (i) each selling security holder’s name, (ii) the number of outstanding shares of common stock beneficially owned by the selling security holders prior to this offering (including all of the shares issuable upon exercise of warrants held by such shareholder and common stock purchase options, if any); (iii) the number of shares of common stock to be beneficially owned by each selling security holder after the completion of this offering, assuming the sale of all of the shares offered by each selling security holder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares offered by each selling security holder. Except as noted, none of the selling security holders have had any position, office, or other material relationship with the Company or any of our predecessors or affiliates within the past three years. The selling security holders may sell all, some, or none of their shares in this offering. See “Plan of Distribution”.

Name of Selling
Security Holder,					Number of Shares Owned by Selling
Position, Office or	Shares Beneficially				Security Holder After the Offering,
Material	Owned Prior to Offering			Shares of Common	Assuming the sale of all Shares Offered
Relationship	Number		Percentage	Stock to be Offered	Number	Percent

JANA Master Fund, Ltd.	25,298,102	(1)	15.7%	4,057,958	21,240,144	13.8%
Vicis Capital Master Fund	28,405,554	(2)	17.6%	2,706,875	25,698,679	16.7%
LSP Partners, LP	225,000	(3)	*	225,000	—	—

TOTAL	53,928,656		33.4%	6,989,833	46,938,823	30.4%

(1)	JANA Master Fund, Ltd. is an account established by JANA Partners, LLC, which has sole voting and investment control over the shares. The principals of JANA Partners, LLC are Barry Rosenstein and Gary Claar. JANA Master Fund, Ltd. acquired an aggregate of 10,074,402 shares of common stock pursuant to the Master Exchange Agreement, including 6,016,444 shares of common stock issued in exchange for or upon the exercise of certain outstanding warrants.

(2)	Vicis Capital LLC acts as investment advisor to and may be deemed to beneficially own KAD shares by virtue of the voting and dispositive powers granted by Vicis Capital Master Fund to Vicis Capital LLC and such voting and dispositive powers may be revoked at any time by Vicis Capital Master Fund. Vicis Capital Master Fund acquired 9,908,582 shares of common stock pursuant to the Master Exchange Agreement, including 8,135,040 shares of common stock issued in exchange for or upon the exercise of certain outstanding warrants.

(3)	LSP Partners, LP acquired 225,000 shares of common stock pursuant to the Master Exchange Agreement.

*	Less than 1%.
     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling security holder has the right to acquire beneficial ownership through the exercise or conversion of any stock option, warrant, preferred stock or other right within 60 days of July 31, 2009. Percentages are based on 161,255,000 shares of our common stock outstanding as of August 12, 2009. Notwithstanding the foregoing, the table listed above does not identify a selling security holder as the beneficial owner of shares held by another selling security holder listed in the table. Unless otherwise indicated above, to our knowledge, all selling security holders named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holder named above.
PLAN OF DISTRIBUTION
     We or the selling security holders named in this prospectus may offer and sell the securities being offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling security holders may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.
     We or the selling security holders may distribute the common stock from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We or the selling security holders may solicit directly offers to purchase the common stock being offered by this prospectus. We or the selling security holders may also designate agents to solicit offers to purchase the common stock from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our common stock.
     If we or the selling security holders utilize a dealer in the sale of the common stock being offered by this prospectus, we or the selling security holders will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.
     If we or the selling security holders utilize an underwriter in the sale of the common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we or the purchasers of common stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will provide in the applicable prospectus supplement any compensation we or the selling security holders will pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the

Securities Act, or to contribute to payments they may be required to make in respect thereof.
     Shares of common stock sold by us that are covered by this prospectus will be listed on Amex, upon official notice of issuance. To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The transactions may be discontinued at any time.
     We or the selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     We or the selling security holders may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use common stock pledged by us or others to settle those sales or to close out any related open borrowings of common shares, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
LEGAL MATTERS
     The validity of the common stock will be passed upon by Greenberg Traurig, LLP, Las Vegas, Nevada.
EXPERTS
     The financial statements and schedules as of March 31, 2009 and 2008 and for each of the three years in the period ended March 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the expenses payable by Arcadia Resources, Inc. in connection with this Registration Statement. All of such expenses are estimates, other than the filing fee payable to the SEC.

Filing fee-Securities and Exchange Commission	$990.08	*
Fees and expenses of legal counsel	$17,000.00
Accounting fees and expenses	$5,000.00
Printing expenses	$5,000.00
Miscellaneous expenses	$5,000.00
Total	$32,990.08

*	$253.52 was already paid to the SEC pursuant to Form S-3 filed on July 31, 2009.
Item 15. Indemnification of Directors and Officers
     The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as the Company, to indemnify its directors and officers under certain circumstances. Our Amended and Restated Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its security holders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Articles further provide that any repeal or modification of the Articles shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16. Exhibits
     The Exhibits listed in the Exhibit Index are filed herewith and made a part hereof.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the

Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, state of Indiana, on September 14, 2009.

Arcadia Resources, Inc.
By:	/s/ MARVIN R. RICHARDSON
Marvin R. Richardson
President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MARVIN R. RICHARDSON	President and Chief Executive Officer (Principal	September 14, 2009
Marvin R. Richardson	Executive Officer), and Director

/s/ MATTHEW R. MIDDENDORF	Chief Financial Officer (Principal Financial and	September 14, 2009
Matthew R. Middendorf	Accounting Officer), Treasurer

/s/ JOHN T. THORNTON	Director	September 14, 2009
John T. Thornton

/s/ PETER A. BRUSCA, M.D.	Director	September 14, 2009
Peter A. Brusca, M.D.

/s/ JOSEPH MAURIELLO	Director	September 14, 2009
Joseph Mauriello

/s/ RUSSELL T. LUND, III	Director	September 14, 2009
Russell T. Lund, III

/s/ DANIEL EISENSTADT	Director	September 14, 2009
Daniel Eisenstadt

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form 8-K filed October 2, 2006)

4.2	Amended and Restated Bylaws of Arcadia Resources, Inc. (Nov. 5, 2008) (incorporated by reference to Exhibit 3.2 of Form 10-Q filed on November 6, 2008)

4.3	Master Exchange Agreement among JANA Master Fund, Ltd., Vicis Capital Master Fund, LSP Partners, LP and Arcadia Resources, Inc. dated March 25, 2009 (incorporated by reference to Exhibit 10.1 of Form 8-K filed on March 31, 2009)

5.1	Opinion Regarding Legality (filed herewith)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP (filed herewith)

24.1*	Powers of Attorney (Included on the signature page hereto)

*	Previously filed.

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